Exhibit 107

Calculation of Filing Fee Table

F-3

(Form Type)

Incannex Healthcare Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered		Proposed Maximum Aggregate Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Ordinary shares			(2)		(3)		(4)
	Other	Warrants			(2)		(3)		(4)
	Unallocated (Universal)Shelf		457(o)		(2)		(3)	$130,000,000	(4)	$0.00011020	$14,326.00
Fees Previously Paid	-	-	-	-		-		-		-	-

	Total Offering Amounts							$130,000,000	(4)		$14,326.00
	Total Fees Previously Paid										-
	Total Fee Offsets										3,305.76
	Net Fee Due										$11,020.24

(1)	The ordinary shares, including the ordinary shares underlying the warrants, are in the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 25 ordinary shares) which have been registered on a separate registration statement on Form F-6 filed on November 24, 2021 (File No. 333-261337).

(2)	The registrant is registering an indeterminate number of the securities of the registrant as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares that may be offered and sold to prevent dilution resulting from share splits, share dividends, recapitalizations or similar transactions.

(3)

The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified pursuant to Instruction 2.A.ii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 9(b) of Form F-3 under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The maximum aggregate offering price of all securities covered by this Registration Statement will not exceed $130,000,000.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
		Rule 457(p)
Fee Offset Claims	Incannex Healthcare Limited	F-1	333-258879	August 17, 2021		$2,932.06	(1)	Equity Other	Ordinary Shares Warrants	-	$26,875,000
Fee Offset Sources	Incannex Healthcare Limited	F-1	333-258879		August 17, 2021							$2,932.06
Fee Offset Claims	Incannex Healthcare Limited	F-1/A	333-258879	November 23, 2021		$373.70	(1)	Equity Other	Ordinary Shares Warrants	-	$4,031,250
Fee Offset Sources	Incannex Healthcare Limited	F-1/A	333-258879		November 23, 2021							$373.70

(1)	The registrant previously registered ordinary shares, including the ordinary shares underlying the warrants, in the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 25 ordinary shares) which have been registered on a separate registration statement on Form F-6 filed on November 24, 2021 (File No. 333-261337), pursuant to (i) a Registration Statement on Form F-1 (Registration No. 333-258879), with the Securities and Exchange Commission on August 17, 2021 (“Registration Statement”), which registered an aggregate offering amount of $26,875,000, and (ii) the Amendment No. 3 to the Registration Statement (Registration No. 333-258879), filed with the Securities and Exchange Commission on November 23, 2021 (collectively, “Prior Registration Statements”), which registered an additional aggregate offering amount of $4,031,250. The underlying offerings of the Prior Registration Statements were effectively withdrawn on January 21, 2022. No securities were sold under the Prior Registration Statements.

Pursuant to Rule 457(p) under the Securities Act, registration fees of $3,305.76 that have already been paid and remain unused with respect to the ordinary shares, including the ordinary shares underlying the warrants, that were previously registered pursuant to the Prior Registration Statements and were not sold thereunder may be applied to the filing fees payable pursuant to this Form F-3, and the registrant is applying such fees toward the payment of the registration fee for the offer and sale of securities registered hereunder.